UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2009
Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 549-8211
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
The information disclosed in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 25, 2009, Irvine Sensors Corporation (the “Company”) filed with the Delaware Secretary of State a Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designations”) that created a new Series B Convertible Preferred Stock of the Company (“Series B Stock”), authorized 10,000 shares of Series B Stock with a par value of $0.01 and designated the rights, preferences, privileges and limitations of such Series B Stock.
The Series B Stock is non-voting, except to the extent required by law. With respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company, the Series B Stock ranks senior to the Common Stock and junior to both the Company’s Series A-1 10% Cumulative Convertible Preferred Stock and Series A-2 10% Cumulative Convertible Preferred Stock. The liquidation preference per share of Series B Stock equals its stated value, $1,000 per share. The Series B Stock is not entitled to any preferential cash dividends; however, the Series B Stock is entitled to receive, pari passu with the Company’s Common Stock, such dividends on the Common Stock as may be declared from time to time by the Company’s Board of Directors.
Each share of Series B Stock is convertible to Common Stock at any time at the holder’s option at the conversion price as set forth in the Certificate of Designations. The Series B Stock is not redeemable by the holder thereof, but the Company will have the right, upon 30 calendar days’ prior written notice, to redeem the Series B Stock at its stated value, $1,000 per share. The approval of the holders of at least a majority of the then outstanding Series B Stock will be required for certain matters, including to (i) amend the Certificate of Designations in a manner which would impair the rights of the holders of the Series B Stock or (ii) issue any shares of preferred stock with rights, preferences or privileges senior to or pari passu with the Series B Stock. The Series B Stock is also subject to a blocker that would prevent each holder’s Common Stock ownership at any given time from exceeding 4.99% of the Company’s outstanding Common Stock (which percentage may increase but never above 9.99%).
The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designations attached hereto as Exhibit 3.1 and which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series B Convertible Preferred Stock

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION (Registrant)

Dated: October 1, 2009	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series B Convertible Preferred Stock